Exhibit 99.1

Kush Bottles Reports Third Fiscal Quarter 2018 Results

Revenues Increased 173% Year-over-Year to approximately $12.9 million

SANTA ANA, Calif. – July 12, 2018 – Kush Bottles, Inc. (OTCQB: KSHB) (“Kush Bottles” or the “Company”) a leading provider of packaging, supplies, vaporizers, hydrocarbon gases, solvents, accessories and branding solutions for the regulated cannabis industry, today reported financial results for its third quarter of 2018, for the period ended May 31, 2018.

Fiscal Third Quarter Financial Summary

•	Revenue was up 173% Year-over-Year to $12.9 million.

•	Gross margins were 28.3%, compared with 35.5% in the prior year period, which is attributed to increased business in the lower margin vaporizer and cartridge product segment(s).

•	Net loss, including $258,837 in depreciation and amortization expense, $5.0 million in SG&A and $495,897 in stock compensation expense, was approximately $2.16 million compared to net income of $6,119 in the fiscal third quarter of 2017.

•	Cash balance was $3.6 million as of May 31, 2018 compared to $900,000 at August 31, 2017. This increase was primarily a result of a $6.0 million equity investment by the Company’s strategic partner, Merida Capital Partners in February, 2018.

•	Working capital was $15.8 million as of May 31, 2018 compared to $3.4 million at August 31, 2017.

•	Subsequent to the quarter end, Kush Bottles completed a registered direct offering, generating net proceeds of approximately $32.9 million to the Company.

Recent Operational Summary

•	Acquired Zack Darling Creative Associates, LLC (“ZDCA”) along with its wholly-owned subsidiary, The Hybrid Creative, LLC (“Hybrid”) on July 11, 2018, a specialist design agency based in Santa Rosa, California.

•	Closed acquisition of Summit Innovations LLC, marking Kush Bottles’ entry into the hydrocarbon and solvent market.

•	Launched a new division, Koleto Packaging Solutions, that will be the innovation arm of Kush Bottles. Koleto will be focused on building proprietary and highly customizable products for the cannabis and other industries.

•	Announced key hires, including a President of Kush Bottles operating company, Jason Vegotsky and a Vice President of Operations, Rodrigo de Oliveira.

•	Executed a lease for new warehouse facility in Las Vegas to meet demand from the consumer market.

Nick Kovacevich, Chairman and CEO of Kush Bottles, commented, “We reported strong revenue growth of 173%, reaching $12.9 million in the third fiscal quarter of 2018, up from approximately $4.7 million in the same period of last year. This was driven by organic growth across all our major markets and product lines as well as the inclusion of our new operating company Summit Innovations.”

“We have advanced our growth strategy through the acquisition of the aforementioned Summit Innovations, marking our entry into the hydrocarbon gases and solvents market. In addition, we recently acquired a leading digital creative agency, The Hybrid Creative, which has an extensive client roster both in the cannabis market and in traditional industries. We have also expanded our operational footprint over the last quarter securing new distribution center in Nevada which will allow us to better service our clients in this market.”

“Furthermore, we have made significant headway laying the foundation for continued, strong organic growth, by increasing our staffing to support sales and launching new labeling, printing and in-house application capabilities. The introduction of a number of innovative new proprietary products, as well as increased investment in research and development, further strengthens the sustainability and defensibility of the Company. During the quarter, the Company witnessed strong growth in our custom branded products as customers seek differentiated brand building solutions and we believe there is significant opportunity to continue to increase sales in this regard.”

“Finally, our recently completed capital raise providing net proceeds of almost $33 million will provide the financial foundation for continued expansion in support of our growth strategy. All of these activities place us in a unique position to identify market demands, develop innovative products and bring them to market. As we head toward the end of our fiscal year we look forward to driving continued organic and acquisitive growth, supported by our strong leadership team and expanded, diversified offering,” concluded Mr. Kovacevich.

Conference Call

The company will also host a conference call today, Thursday, July 12, 2018 at 4:30 PM Eastern Time.

Participant Dial-In Numbers:

Toll-Free: 1-800-263-0877

Toll / International: 1-323-794-2094

*Participants should request the Kush Bottles Earnings Call or provide confirmation code 5683928

Investors are also invited to listen via webcast on the investor section of the Company website at http://ir.kushbottles.com. Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the call will be available on the Kush Bottles investor website approximately two hours after the conference call has ended.

Nick Kovacevich, Chief Executive Officer of Kush Bottles and Jim McCormick, Chief Financial Officer and Chief Operating Officer, will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to ir@kushbottles.com with ‘KUSH Question’ in the subject line. Mr. Kovacevich and Mr. McCormick will answer as many questions as time will allow.

To be added to the distribution list, please email ir@kushbottles.com with ‘Kush’ in the subject line.

About Kush Bottles, Inc.

Kush Bottles, Inc. (OTCQB: KSHB) is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry including CBD manufacturers. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 1 billion units and now regularly services more than 5,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The Company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain THC or CBD.

The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “expect,” “plan,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website, at: www.kushbottles.com.

Kush Bottles Contacts

Media Contact:
Anne Donohoe / Nick Opich
KCSA Strategic Communications
212-896-1265 / 212-896-1206
adonohoe@kcsa.com / nopich@kcsa.com

Investor Contact:
Phil Carlson / Elizabeth Barker
KCSA Strategic Communications
212-896-1233 / 212-896-1203
ir@kushbottles.com

***Tables Follow***

	For the three months ended May 31,
	2018	2017
Revenue	$12,904,609	$4,719,477
Cost of goods sold	9,246,879	3,042,405
Gross profit	$3,657,730	$1,677,072

Operating expenses:
Depreciation	258,837	28,816
Stock compensation expense	495,897	259,417
Selling, general and administrative	4,987,374	1,380,100
Total operating expenses	5,739,827	1,668,333
Income (loss) from operations	(2,084,378)	8,739

Other income (expense)
Other expense	-	-
Interest expense	(81,362)	(2,620)
Total other expense	(81,362)	(2,620)
Income (loss) before income taxes	(2,165,740)	6,119
Provision for income taxes	-	-
Net Income (Loss)	$(2,165,740)	$6,119

Net Income (Loss) per Share:
Basic net income (loss) per common share outstanding	$(0.03)	$-
Diluted net income (loss) per common share outstanding	$(0.03)	$-

Basic weighted average number of common shares outstanding	64,680,419	51,805,930
Diluted weighted average number of common shares outstanding	64,680,419	53,334,232

	May 31,	August 31,
	2018	2017
ASSETS
Current assets:
Cash	$3,574,430	$916,984
Accounts receivable, net of allowance	6,285,310	1,695,303
Prepaid expenses and other current assets	6,736,528	1,625,689
Inventory	10,059,200	3,754,171
Total current assets	26,655,468	7,992,147

Goodwill	51,281,279	34,247,344
Intangible assets, net	3,175,583	3,730,287
Deposits	621,723	50,235
Deferred tax asset	30,081	30,081
Property and equipment, net	2,778,796	931,763
Total Assets	$84,542,930	$46,981,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,675,579	$1,039,889
Accrued expenses and other current liabilities	2,494,794	993,186
Contingent cash consideration	2,150,000	1,820,000
Notes payable - current portion	145,413	689,450
Line of credit - current portion	2,433,907	-
Total current liabilities	10,899,693	4,542,525

Long-term liabilities:
Deferred tax liability	1,151,536	1,424,173
Notes payable	185,772	34,513
Total long-term liabilities	1,337,308	1,458,686
Total liabilities	12,237,001	6,001,211

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, 10,0000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 265,000,000 shares authorized, 66,389,529 and 58,607,066 shares issued and outstanding, respectively	66,389	58,607
Additional paid-in capital	75,838,222	41,529,283
Accumulated deficit	(3,598,682)	(607,244)
Total stockholders’ equity	72,305,929	40,980,646
Total liabilities and stockholders’ equity	$84,542,930	$46,981,857